Exhibit 16

L. L. Bradford & Company, LLC

3441 South Eastern Avenue,

Las Vegas, Nevada 89169

Phone: 702.734.5030

Fax: 702.735.4854

June 20, 2007

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re: American Water Star, Inc.

Gentlemen:

We have read Item 4.01 of American Water Star, Inc.'s Form 8-K dated May 8, 2006 and agree with the statements therein concerning L. L. Bradford & Company, LLC.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC